                                                                    EXHIBIT 10.4

                        SETTLEMENT AGREEMENT AND RELEASE

                                 BY AND BETWEEN

                         SPECTRUM PHARMACEUTICALS, INC.

                                       AND

                             SCO FINANCIAL GROUP LLC

                               September 30, 2004

                                TABLE OF CONTENTS

1.       Definitions........................................................   1

2.       Settlement Terms...................................................   2

         (a)      Termination of Letter Agreement...........................   2
         (b)      Settlement Payment........................................   2
         (c)      The Closing...............................................   2
         (d)      Deliveries at the Closing.................................   2

3.       Representations and Warranties.....................................   3

         (a)      Representations and Warranties of the Company.............   3
         (b)      Representations and Warranties of SCO.....................   3

4.       Releases...........................................................   6

         (a)      SCO Release...............................................   6
         (b)      Company Release...........................................   6
         (c)      General Release...........................................   6
         (d)      Representations and Warranties............................   6

5.       Enforcement of Releases............................................   7

6.       Compromise.........................................................   7

7.       Advice of Counsel..................................................   7

8.       Registration Rights................................................   7

         (a)      Piggy-Back Registrations..................................   7
         (b)      Demand Registration.......................................   8
         (c)      Obligations of the Company................................   9
         (d)      Furnish Information.......................................  10
         (e)      Expenses of Registration..................................  10
         (f)      Delay of Registration.....................................  10
         (g)      Indemnification...........................................  10
         (h)      Assignment of Registration Rights.........................  13
         (i)      Termination of Registration Rights........................  13

9.       Survival of Representations and Warranties.........................  13

10.      Miscellaneous......................................................  13

         (a)      Further Assurances........................................  13
         (b)      Recapitalizations, Etc....................................  13
         (c)      Delays or Omissions; Remedies Cumulative..................  13
         (d)      No Third-Party Beneficiaries..............................  14
         (e)      Successors and Assigns....................................  14
         (f)      Entire Agreement..........................................  14

         (g)      Counterparts..............................................  14
         (h)      Headings..................................................  14
         (i)      Notices...................................................  14
         (j)      Governing Law.............................................  15
         (k)      Amendments................................................  16
         (l)      Severability..............................................  16
         (m)      Expenses..................................................  16
         (n)      Construction..............................................  16

                        SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release (the "Agreement") is made and entered into as of September 30, 2004, by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and SCO Financial Group LLC, a Delaware limited liability company ("SCO"). The Company and SCO are referred to collectively herein as the "Parties."

      WHEREAS, the Company and SCO are parties to that certain Letter Agreement ("Letter Agreement") dated as of February 1, 2003, pursuant to which SCO agreed to provide services as a financial advisor to the Company;

      WHEREAS, the Company and SCO desire to terminate substantially all remaining obligations under the Letter Agreement and, the Company desires to give and SCO desires to receive a cash payment and a warrant to purchase shares of common stock of the Company in full satisfaction of all amounts that may be or may at any time become owed by the Company to SCO under the Letter Agreement, other than amounts that may become owing after the date hereof pursuant to the indemnification paragraph of the Letter Agreement.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1. Definitions.

      "Agreement" means this agreement.

      "Closing" has the meaning set forth in Section 2(c) below.

      "Closing Date" has the meaning set forth in Section 2(c) below.

      "Common Stock" means the Company's common stock, $.001 par value per share.

      "Company" has the meaning set forth in the preface above.

      "Designee" has the meaning set forth in Section 2(b) below.

      "Exchange Act" has the meaning set forth in Section 8(g)(i) below.

      "Letter Agreement" has the meaning set forth in the preface above.

      "Parties" has the meaning set forth in the preface above.

      "person(s)" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

      "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Securities" means the Warrant and the Warrant Shares, as set forth below.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Warrant" has the meaning set forth in Section 2(b) below.

      "Warrant Shares" means the shares of common stock of the Company issuable upon exercise of the Warrant.

      "SCO" has the meaning set forth in the preface above.

      2. Settlement Terms.

            (a) Termination of Letter Agreement. Upon execution of this Agreement by all Parties hereto, the Letter Agreement shall terminate and be of no further force or effect, and neither Party shall have any further obligation to the other thereunder or with respect thereto, including, without limitation, any obligations under provisions of the Letter Agreement that purport to have effect following the termination of the Letter Agreement; provided that, notwithstanding the foregoing, this Agreement shall not terminate the obligations under the indemnification paragraph of the Letter Agreement.

            (b) Settlement Payment. The Company agrees to pay SCO cash in the amount of $1,075,000 and issue to SCO and its designees (each, a "Designee") one or more five-year warrants to purchase up to an aggregate of 100,000 shares of the Company's common stock, par value $.001 per share, at an exercise price of $10.00 per share, each such warrant shall be in the form attached hereto as Exhibit A and shall be exercisable after April 21, 2005 (the "Warrant"), at the Closing, in full satisfaction of all amounts and obligations that may be owed or may at any time become owed by the Company to SCO under or in connection with the Letter Agreement, other than amounts that may become owing after the date hereof pursuant to the indemnification paragraph of the Letter Agreement.

            (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place upon the date of the signing of this Agreement by all Parties (the "Closing Date").

            (d) Deliveries at the Closing. At the Closing, (i) the Parties will exchange signed copies of this Agreement, (ii) SCO shall deliver to the Company an investment representation statement in the form attached hereto as Exhibit B executed by each of its Designees and (iii) the Company will deliver to SCO the Warrants, registered in the name of SCO and its designees in the amounts specified by SCO in writing. Concurrently with the Closing, the Company will deliver cash in the amount of $1,075,000 by wire transfer to such account as SCO may specify in writing prior to the Closing.

      3. Representations and Warranties.

            (a) Representations and Warranties of the Company. The Company represents and warrants to SCO that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement.

                  (i) Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

                  (ii) Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All action of the Company necessary to authorize the execution and delivery of this Agreement and performance by the Company of all of its obligations hereunder, including, without limitation, the issuance of the Warrant and the Warrant Shares upon exercise of the Warrant, has been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Warrant Shares have been duly reserved for issuance by the Company. Except
            (i) any filings required under Regulation D under the Securities Act or any state securities laws that are permitted to be made after the date hereof, and (ii) as set forth in Section 8 below, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, or any provision of its charter.

                  (iv) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCO could become liable or obligated.

            (b) Representations and Warranties of SCO. SCO represents and warrants to the Company that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement.

                  (i) Organization of SCO. SCO is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

                  (ii) Authorization of Transaction. SCO has full power and
            authority (including full limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All action of SCO necessary to authorize the execution and delivery of this Agreement and performance by SCO of all of its obligations hereunder has been taken, and this Agreement constitutes the valid and legally binding obligation of SCO, enforceable in accordance with its terms and conditions. SCO need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SCO is subject or any provision of its operating agreement.

                  (iv) Brokers' Fees. SCO has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  (v) Business or Financial Expertise. SCO has either (i) a
            pre-existing personal or business relationship with the Company that is of a nature and duration which enables SCO to be aware of the character, business acumen and general business and financial circumstances of the Company or (ii) by reason of SCO's business or financial expertise, the capacity to protect its own interests in connection with its acquisition of the Securities. SCO is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

                  (vi) Awareness; No Distribution. SCO has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. SCO is acquiring these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act. SCO recognizes that the Securities are a speculative investment involving a high degree of risk of loss and that SCO could lose the entire amount of its investment. SCO is able to bear the economic risk of this investment and at the present time could afford a complete loss of this investment.

                  (vii) No Registration. SCO understands that the Securities will be issued without registration under the Securities Act and without qualification and/or registration under applicable state securities laws ("Blue Sky Laws") in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, SCO understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if its representations were predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                  (viii) Legend. SCO further understands that the Securities must be held indefinitely unless subsequently registered and/or qualified under the Securities Act and under the Blue Sky Laws or unless an exemption from registration and/or qualification is otherwise available. In addition, SCO understands that the certificate evidencing the Securities will be imprinted with a legend in substantially the form as follows which prohibits the transfer of the Securities unless they are registered and/or qualified or such registration and/or qualification is not required in the opinion of counsel for SCO.

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

                  (ix) Rule 144. SCO is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. SCO understands that the Securities constitute "restricted securities" for the purposes of Rule 144.

                  (x) No Public Market. SCO further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale.

                  (xi) Risk. SCO further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

      4. Releases.

            (a) SCO Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SCO and its heirs, successors and assigns do hereby release and forever discharge the Company, together with its affiliates, employees, agents, representatives, partners, shareholders, officers and directors, successors and assigns (collectively, the "Company Parties") of and from all common law and statutory claims, demands, damages, debts, losses, actions and causes of action, suits, rights, liabilities, contracts, duties and obligations, of any kind and nature whatsoever, whether known or unknown, accrued or to accrue, contingent or liquidated (collectively "Claims"), that SCO had, now has or may have against any Company Parties, arising from or in connection with the Letter Agreement, other than claims for indemnification arising after the date of this Agreement under the terms of the Letter Agreement.

            (b) Company Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and its heirs, successors and assigns do hereby release and forever discharge SCO, together with its affiliates, employees, agents, representatives, partners, shareholders, officers and directors, successors and assigns (collectively, the "SCO Parties") of and from all common law and statutory claims, demands, damages, debts, losses, actions and causes of action, suits, rights, liabilities, contracts, duties and obligations, of any kind and nature whatsoever, whether known or unknown, accrued or to accrue, contingent or liquidated (collectively "Claims"), that the Company had, now has or may have against any SCO Parties, arising from or in connection with the Letter Agreement.

            (c) General Release. It is the intention of SCO and the Company in providing these releases that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified; and in furtherance of this intention, SCO and the Company hereby expressly waive any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code and expressly agree that the above releases are intended to and do extend to and cover claims of the type referred to in said
Section 1542, which reads as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

            SCO and the Company expressly consent that the above releases shall be given full force and effect according to each and all of their express terms and provisions, including as well those relating to the unknown and unsuspected claims, demands and causes of action hereinabove specified.

            (d) Representations and Warranties. Each of SCO and the Company hereby represents and warrants to the other Party that it is the current legal and beneficial owner of all Claims released hereby and has not assigned, pledged or contracted to assign or pledge any such Claim to any other person.

      5. Enforcement of Releases. The releases set forth in Section 4 above may be pleaded as the full and complete defense to, and as a basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted with respect to any Claim. If SCO or the Company brings an action in respect of any Claim released hereby, the other Party shall be entitled to recover its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such suit, including appeals therefrom, whether or not such action is prosecuted to final judgment.

      6. Compromise. The Parties hereto acknowledge and agree that this Agreement is entered into as a compromise settlement which is not in any respect or for any purpose to be deemed or construed as an admission or concession of any liability whatsoever on the part of any party hereto.

      7. Advice of Counsel. The Parties have carefully and completely read this Agreement, have not relied upon any representations or warranties of the other party (except as set forth in this Agreement) in signing it, have had an opportunity to review it with their attorneys, and are satisfied they understand its terms.

      8. Registration Rights.

            (a) Piggy-Back Registrations. Subject to the limitations imposed under any agreement to which the Company is a party as of the date hereof, if at any time when there is not an effective Registration Statement covering all of the Warrant Shares, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to SCO written notice of such determination and, if within seven (7) business days after receipt of such notice, SCO shall so request in writing, the Company will cause the registration under the Securities Act of all Warrant Shares which the Company has been so requested to register by SCO, which may include Warrant Shares held by any of the Designees, to the extent required to permit the disposition of the Warrant Shares so to be registered and to the extent that such Warrant Shares are then eligible for inclusion in such registration under the Securities Act, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to SCO and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares being registered pursuant to this Section for the same period as the delay in registering such other securities. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Warrant Shares in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Warrant Shares, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Warrant Shares, then (x) the number of Warrant Shares included in such registration statement shall be reduced, if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Warrant Shares, or (y) none of the Warrant Shares shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Warrant Shares; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Warrant Shares intended to be offered by SCO and its Designees than the fraction of similar reductions imposed on such other persons or entities (other than the Company). The right of SCO and its Designees to participate in an underwritten public offering hereunder shall be conditioned upon SCO and any participating Designees entering into the underwriting agreement and lock-up agreement with the representative of the underwriter or underwriters on the same terms as required of other selling securities holders in such offering that are not affiliated with the Company.

            (b) Demand Registration.

                  (i) If, at any time after the first anniversary of the date of this Agreement when there is not an effective Registration Statement covering all of the Warrant Shares, SCO shall request in writing that the Company register for resale any of the Warrant Shares, which may include Warrant Shares held by any of the Designees, then the Company shall as soon as practicable, and in any event within sixty (60) days of the receipt of such request, prepare and file with the SEC a registration statement on Form S-3 under the Securities Act or its then equivalent covering all Warrant Shares which SCO shall have requested to be registered, to the extent that such Warrant Shares are then eligible for inclusion in such a registration statement under the Securities Act, and the Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, but in no event later than one hundred fifty (150) days after such request.

                  (ii) If SCO or any of the Designees intends to distribute the
            Warrant Shares covered by SCO's request by means of an underwriting, SCO shall so advise the Company as a part of its request made pursuant to Section 8(b). The underwriter will be selected by the SCO subject to the approval of the Company, which approval may be withheld by the Company in its sole discretion. In such event, the right of any Designee to include such Designee's Warrant Shares in such registration shall be conditioned upon such Designee's participation in such underwriting and the inclusion of such Designee's Warrant Shares in the underwriting to the extent provided herein. All Designees proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
            Section 8, if the underwriter advises SCO in writing that marketing factors require a limitation of the number of shares to be underwritten, then SCO shall so advise all Designees which would otherwise be underwritten pursuant hereto, and the number of Warrant Shares that may be included in the underwriting shall be allocated among all Designees, including SCO, in proportion (as nearly as practicable) to the number of Warrant Shares owned by each holder; provided, however, that the number of Warrant Shares held by SCO and the Designees to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Designee to the nearest 100 shares.

                  (iii) The Company shall not be obligated to effect, or to take any action to effect, any registration under this Section 8(b) after the Company has effected one registration pursuant to this Section 8(b) and such registration has been declared or ordered effective and all Warrant Shares requested to be included therein have been so included.

            (c) Obligations of the Company. Following the effectiveness of any registration statement covering the resale of Warrant Shares, the Company shall:

                  (i) Furnish to SCO such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Warrant Shares.

                  (ii) Use commercially reasonable efforts to register and
            qualify the Warrant Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by SCO, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (iii) Promptly notify SCO at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements there in (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, SCO shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to SCO a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as SCO may reasonably request.

                  (iv) Use commercially reasonable efforts to cause all the
            Warrant Shares registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or traded, if applicable.

            (d) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Warrant Shares that SCO shall furnish to the Company such information regarding itself, its Designees, the Warrant Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Warrant Shares.

            (e) Expenses of Registration. All expenses including without limitation all registration, filing and qualification fees, printers' and accounting fees, documented fees and disbursements of counsel for the Company shall be borne by (i) the Company with respect to any registration under Section 8(a), or (ii) SCO with respect to any registration under Section 8(b); provided, however, that in the event that a registration statement filed pursuant to
Section 8(b) is not reviewed by the SEC, SCO shall not be obligated to reimburse the Company for fees and disbursements of Company counsel in excess of $25,000.

            (f) Delay of Registration. SCO shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

            (g) Indemnification. In the event the Warrant Shares are included in a registration statement under this Section 8:

                  (i) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless SCO, each Designee, any underwriter (as defined in the Securities Act) for SCO or any Designee and each person, if any, who controls SCO or any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
            (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to SCO, such Designee, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable to SCO, any Designee, underwriter or any such controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (x) a Violation which occurs in reliance upon and in conformity with information furnished in writing for use in connection with such registration by SCO, or any Designee, underwriter or any such controlling person; (y) a violation which occurs in any preliminary prospectus if a final, amended or supplemental prospectus which corrects such Violation is delivered by the Company to such person at or prior to the written confirmation of the sale giving rise to such loss, claim, damage, liability, or action; or (z) the use by SCO, or any Designee, underwriter or any such controlling person of an outdated or defective prospectus after the delivery to SCO of written notice from the Company that the prospectus is outdated or defective.

                  (ii) Indemnification by SCO. To the extent permitted by law,
            SCO will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (x) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by SCO, or any Designee, underwriter or controlling person of SCO for use in connection with such registration statement or (y) the use by SCO, or any Designee, underwriter or controlling person of SCO of an outdated or defective prospectus after the delivery to SCO of written notice from the Company that the prospectus is outdated or defective; and SCO will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 8(g)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of SCO, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnification by SCO under this Section 8(g)(ii) exceed the net proceeds from the offering received by SCO, except in the case of willful fraud by SCO, or any Designee, underwriter or any such controlling person.

                  (iii) Procedures. Promptly after receipt by an indemnified party under this Section 8(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8(g), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8(g). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 8(g) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld.

                  (iv) Contribution. If the indemnification provided for in
            this Section 8(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by SCO under this
            Section 8(g)(iv) exceed the net proceeds from the offering received by such SCO, except in the case of willful fraud by SCO, or any Designee, underwriter or controlling person of SCO. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (v) Survival. The obligations of the Company and SCO under this Section 8(g) shall survive the completion of any offering of the Warrant Shares in a registration statement under this Section 8, and otherwise.

            (h) Assignment of Registration Rights. The rights granted SCO under
Section 8 may not be assigned to a transferee or assignee of Warrant Shares without the prior written consent of the Company, except that such rights (and all corresponding obligations) (i) shall be transferred (with respect to Section 8(g) only) to each Designee to the extent of the Warrant Shares subject to the Warrant issued to such Designee, and (ii) may be freely transferred to any party controlling, controlled by or under common control with SCO without such consent; provided, that, with respect to transfers under both clause (i) and clause (ii), in each case, the Company is provided with prompt notice of the name and address of such transferee and such transferee agrees in writing to be bound by the provisions of this Agreement.

            (i) Termination of Registration Rights. Neither SCO nor any Designee or transferee thereof shall be entitled to exercise any registration right provided for in this Section 8 after such time as Rule 144(k) or another similar exemption under the Securities Act is available for the sale of all of the Warrant Shares without limitation as to volume or manner of sale.

      9. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter.

      10. Miscellaneous.

            (a) Further Assurances. The Company and SCO shall deliver or cause to be delivered to the other party on the Closing Date and at such other times and places as shall be reasonably agreed to, such additional instruments as any of the other party may reasonably request for the purposes of carrying out this Agreement.

            (b) Recapitalizations, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Warrant Shares and to the Common Stock, to any and all shares of capital stock of the Company or any capital stock, partnership or member units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Warrant Shares by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

            (c) Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            (d) No Third-Party Beneficiaries. Except as specifically provided herein with respect to the Designees, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

            (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding the foregoing, except as provided in
Section 8(h) above, neither this Agreement nor any rights hereunder may be assigned by any party without the prior written consent of the other party.

            (f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

            (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile or electronic image transmission of a signature shall be equivalent to delivery of an original signature for all purposes under this Agreement.

            (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to SCO: Copy to:

                       SCO Financial Group LLC
                       1285 Avenue of the Americas
                       35th Floor
                       New York, NY  10019
                       Attn: President
                       Fax: (212) 554-4058
               with a copy to:

                       Wiggin and Dana LLP
                       400 Atlantic Street
                       Stamford, CT  06901
                       Attn: Michael Grundei, Esq.
                       Fax:  (203) 363-7676

               If to the Company: Copy to:

                       Spectrum Pharmaceuticals, Inc.
                       157 Technology Drive
                       Irvine, CA 92618
                       Attn: William N. Pedranti, Esq.
                       Fax: (949) 788-6706

                       with a copy to:

                       Latham & Watkins
                       650 Town Center Drive, Suite 2000
                       Costa Mesa, CA 92626
                       Attn: Alan W. Pettis, Esq.
                       Fax: (714) 755-8290

Either party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. The Company and SCO hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and SCO hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            (k) Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by SCO and the Company.

            (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (m) Expenses. Except as set forth in Section 8 above, each party will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            (n) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                                      *****

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                  SPECTRUM PHARMACEUTICALS, INC.

                                                  By:   /s/ Shyam Kumaria
                                                        ------------------------
                                                  Name:  Shyam Kumaria
                                                        ------------------------
                                                  Title: VP Finance
                                                        ------------------------

                                                  SCO FINANCIAL GROUP LLC

                                                  By:   /s/ Jeffrey B. Davis
                                                        ------------------------
                                                  Name:  Jeffrey B. Davis
                                                        ------------------------
                                                  Title: President
                                                        ------------------------